UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM 8-K

                               CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15 (d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  July 14, 2004
                                                  ______________



                       COMMERCIAL BANKSHARES, INC.
         ______________________________________________________

         (Exact name of Registrant as specified in its charter)



                FLORIDA                33-67254        65-0050176
  _____________________________________________________________________

    (State or other jurisdiction     (Commission     (IRS Employer)
  of incorporation or organization)   File Number)  Identification No.)




         1550 S.W. 57th Avenue, Miami, Florida            33144
       __________________________________________________________

       (Address of principal executive offices)        (Zip Code)



Registrant's Telephone Number, including area code  (305) 267-1200
                                                    ______________

















Item 12. Results of Operations and Financial Condition

On July 14, 2004 Commercial Bankshares, Inc., the parent holding company of Commercial Bank of Florida, announced earnings for second quarter 2004 pursuant to a press release, a copy of which is attached as Exhibit 99.1.

The information in this Current Report on Form 8-K, including the exhibit, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.







                                    1









SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Commercial Bankshares, Inc.
___________________________

       (Registrant)



 /s/ Barbara E. Reed
________________________

Senior Vice President &
Chief Financial Officer


Date:  July 14, 2004
       _____________


                                   2




Exhibit 99.1  Press Release of Commercial Bankshares, Inc., dated July 14,
2004.

                     COMMERCIAL BANKSHARES, INC. REPORTS
                           SECOND QUARTER EARNINGS

Miami-based Commercial Bankshares, Inc., (Nasdaq: CLBK), parent of Commercial Bank of Florida, today reported record second quarter 2004 earnings of $2.81 million, a 12% increase over second quarter 2003 earnings of $2.51 million. Diluted earnings per share were $.45 for the second quarter of 2004, as compared to $.41 for the same period in 2003. The second quarter 2004 earnings represent a 1.34% annualized return on average assets and a 16.39% annualized return on average equity.

Results for the six months ended June 30, 2004 showed earnings of $5.51 million, an 11% increase over earnings for the same six-month period in 2003 of $4.97 million. Diluted earnings per share were $.89 for the six months ending June 30, 2004, as compared to $.82 for the same period one year ago. Six month 2004 earnings represent a 1.35% annualized return on average assets and a 16.25% annualized return on average equity.

Total deposits increased 12%, closing the quarter at $709 million, as compared to $631 million one year ago. Total assets increased by 13% to $852 million, from $756 million as of June 30, 2003. Capital remains strong, with leverage capital, tier 1 risk-based capital and total risk-based capital ratios of 7.76%, 12.62% and 13.97%, respectively, at June 30, 2004.

"We are pleased with another excellent quarter, both in balance sheet growth and in profitability," said Joseph W. Armaly, Chairman and Chief Executive Officer.

The loan portfolio showed strong growth, closing the quarter with a net balance of $433 million. This is an increase of 17% from the second quarter 2003 closing balance of $369 million. The allowance for loan losses closed the quarter at $5.15 million, or 1.17% of total loans. There were no non-performing assets as of June 30, 2004.

Tax-equivalent net interest income for the second quarter of 2004 increased 16% to $8.0 million, from $6.9 million in the second quarter of 2003. The increase is the result of growth in average earning assets, which have increased 11% to $778 million for the second quarter of 2004 as compared to $698 million for the second quarter of 2003 and a higher net interest yield. The tax-equivalent net interest yield was 4.12% for the quarter ended
June 30, 2004, compared to 3.96% for the same period in 2003. The increase in yield is the result of an increase in gross loans and a decrease in the cost of funds as compared to the same period in 2003. For the six months ended June 30, 2004, tax-equivalent net interest income increased 17% to $15.7 million from $13.4 million in the same six-month period one year ago, and the tax-equivalent net interest margin increased to 4.13% from 3.96% one year ago.






                    COMMERCIAL BANKSHARES, INC.
                      Selected Financial Data
         (Dollars in thousands except share information)

                                   For the Quarter        For the Six Months
                                    Ended June 30,          Ended June 30,
                                  _________________       __________________

Financial Highlights:              2004       2003          2004       2003
                                   ____       ____          ____       ____

Net income                        $2,806     $2,511       $ 5,511    $ 4,972
Net interest income               $7,694     $6,659       $15,141    $12,948
Net interest income (FTE)(1)      $7,969     $6,897       $15,684    $13,442
Earnings per common share:
  Basic                           $  .47     $  .44       $   .93    $   .87
  Diluted                         $  .45     $  .41       $   .89    $   .82
Return on average assets            1.34%      1.35%         1.35%      1.38%
Return on average equity           16.39%     16.41%        16.25%     16.63%
Net interest yield (FTE)(1)         4.12%      3.96%         4.13%      3.96%
Non-interest income
Non-interest expense
Provision for loan losses         $  125     $  135       $   140     $  135
Net charge-offs (recoveries)      $   (7)    $    1       $  (137)    $   91
Weighted average shares:
  Basic                            5,923      5,738         5,901      5,724
  Diluted                          6,198      6,131         6,185      6,100

(1) Calculated on a fully tax-equivalent basis.

Selected Balance Sheet Data:       6/30/2004         6/30/2003
                                   _________         _________

Assets                              $851,985          $755,685
Loans, net                          $433,324          $368,607
Deposits                            $708,693          $631,079
Stockholders' equity                $ 69,400          $ 62,795
Capital ratios:
   Leverage                             7.76%             7.52%
   Tier 1                              12.62%            12.67%
   Tier 2                              13.97%            14.04%
Book value per common share         $  11.70          $  10.93
Shares outstanding                     5,933             5,744

Asset Quality:
Allowance for loan losses           $  5,150          $  4,795
Non-performing assets               $      0          $      0
Allowance/total loans                   1.17%             1.28%
Allowance/non-performing assets          n/a               n/a
Non-performing assets/assets               0%                0%

Quarterly Averages:
   Earning assets                   $778,045          $697,923
   Loans                            $436,038          $369,097
   Deposits                         $704,221          $622,314
   Stockholders' equity             $ 68,855          $ 61,346

Commercial Bankshares, Inc. is the parent company of Commercial Bank of Florida, a state-chartered, FDIC-insured Federal Reserve member bank with $847 million in assets. The Bank operates 14 branches in Miami-Dade and Broward Counties, Florida. The Company's stock is traded on NASDAQ under the symbol CLBK. The Bank's web site is www.commercialbankfl.com

Statements contained in this release, which are not historical facts, may be considered forward-looking statements as defined in the Private Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors which include without limitation the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, changes in the interest rates, the effects of competition, and other factors that could cause actual results to differ materially as discussed further in documents filed by the Company with the Securities and Exchange Commission from time to time.

Contact:	Barbara E. Reed, Senior Vice President and CFO
		Commercial Bankshares, Inc. (305) 267-1200